Exhibit 99.1

Iteris Names Pierre-André Rebeyrat as General Manager for Agriculture and Weather Analytics

SANTA ANA, Calif. — December 10, 2019 — Iteris, Inc. (NASDAQ: ITI), the global leader in applied informatics for transportation and agriculture, today announced that Pierre-André “P-A” Rebeyrat has been appointed as vice president and general manager for its Agriculture and Weather Analytics segment, effective immediately. Mr. Rebeyrat will report to Joe Bergera, Iteris president and CEO, and will oversee strategy and operations for the company’s digital agriculture and roadway weather analytics offerings.

“I am pleased to announce P-A’s appointment as vice president and general manager for our Agriculture and Weather Analytics segment,” said Joe Bergera, president and CEO of Iteris. “P-A is a recognized industry expert, having held strategic roles at leading, global companies in the agriculture and transportation sectors. Since joining Iteris approximately 18 months ago as vice president of product management, P-A has been instrumental in enhancing the market position of ClearAg® and expanding the addressable market for ClearPath Weather®. I am confident that

P-A’s proven business acumen will continue to strengthen the strategic positioning and performance of our Agriculture and Weather Analytics segment.”

“Iteris’ adaptive data processing and state-of-the-science modeling platform provides important environmental intelligence that makes farming smarter and transportation safer,” said Mr. Rebeyrat. “While ClearAg and ClearPath Weather are already market-leading solutions in their respective market segments, I believe both products have significant opportunities in front of them. I am excited to have this opportunity to lead our efforts to accelerate the growth and adoption of these two powerful solutions.”

Mr. Rebeyrat brings almost 20 years of experience in related markets. Prior to joining Iteris in April 2018, he served as strategic marketing director for Trimble, where he was responsible for the precision agriculture and water management portfolios globally. Previously, Mr. Rebeyrat held key roles in marketing, product management, strategic planning and business development at John Deere, which included leading strategic planning and partnering for the Agriculture Division’s Global Crop Care platform, and serving as vice president of global marketing and product management for John Deere Water.

Mr. Rebeyrat earned a B.B.A. degree in marketing from Temple University. He also holds an M.B.A. degree in marketing, finance and strategy from the Kellogg School of Management, as well as an M.E.M. degree from the McCormick School of Engineering, both at Northwestern University.

Mr. Rebeyrat will replace Jim Chambers, who will be leaving the company to pursue other opportunities.

“Jim has made many contributions to our Agriculture and Weather Analytics segment, including the development of a world-class team,” said Mr. Bergera. “We are grateful for everything Jim has done to position the segment for its next stage of development and wish him well in his future endeavors.”

About Iteris, Inc.

Iteris is the global leader in applied informatics for transportation and agriculture, turning big data into big breakthrough solutions. We collect, aggregate and analyze data on traffic, roads, weather, water, soil and crops to generate precise informatics that lead to safer transportation and smarter farming. Municipalities, government agencies, crop science companies, farmers and agronomists around the world use our solutions to make roads safer and travel more efficient, as well as farmlands more sustainable, healthy and productive. Visit www.iteris.com for more information and join the conversation on Twitter, LinkedIn and Facebook.

Iteris Forward-Looking Statements

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as “believes,” “anticipates,” “expects,” “intends,” “outlooks,” “target,” “plans,” “seeks,” “estimates,” “may,” “should,” “will,” “can,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the future growth and development. Such statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, our reliance on hiring, integrating and retaining key personnel, like Mr. Rebeyrat; the early stage of our weather analytics business and related risks, including related to being able to grow it and attain profitability in that business; our ability to provide the services and deliverables on a cost-effective basis; government funding and budgetary issues, and potential impacts related to funding delays; changes in scheduling and/or requirements related to the project; availability of resources, such as components and equipment necessary to perform the work for the project; the impact of general economic, political, and other conditions in the markets we address; and the potential impact of product and service offerings from competitors and such competitors’ patent coverage and claims. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Media Contact

David Sadeghi
Tel: (949) 270-9523
Email: dsadeghi@iteris.com

Investor Relations

MKR Investor Relations, Inc.

Todd Kehrli

Tel: (323) 468-2300

Email: iti@mkr-group.com